
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 4 Financial Statements for the nine months ended September 30,
1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                         691,373
<SECURITIES>                                         0
<RECEIVABLES>                                   11,989<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               640,511
<PP&E>                                      34,984,429<F2>
<DEPRECIATION>                            (23,086,013)<F3>
<TOTAL-ASSETS>                              13,242,289
<CURRENT-LIABILITIES>                          866,642
<BONDS>                                     17,121,424<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,745,777)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,242,289
<SALES>                                              0
<TOTAL-REVENUES>                             5,428,144<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,081,490<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             882,728
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              2,572,007<F8>
<CHANGES>                                            0
<NET-INCOME>                                 3,035,933<F9>
<EPS-PRIMARY>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $34,637,391 and deferred expenses of $347,038.
<F3>Accumulated depreciation of $22,845,549 and accumulated amortization of deferred expenses of $240,464.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($306,009) and ($4,439,768), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,221,017, real estate taxes of $532,291 and depreciation and amortization of $1,328,182.
<F8>Includes gain on sale of property of $2,965,743, loss from extinguishment of debt of ($389,523) and minority interest of ($4,213).
<F9>Net income allocated $30,359 to the General Partners and $3,005,574 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $100.10 on 30,000 Units outstanding.

